Exhibit 99.1

EG Acquisition Corp. Announces Postponement of Special Meeting to

to May 19, 2023

NEW YORK (May 12, 2023) — EG Acquisition Corp. (NYSE: EGGF) (“EG” or the “Company”), a Special Purpose Acquisition Company (“SPAC”), sponsored by EnTrust Global and GMF Capital, announced today that its previously announced special meeting (the “Meeting”), for the purpose of considering and voting on, among other proposals, to extend the date (the “Extension”) by which it must consummate an initial business combination, will be postponed from 10:00 a.m. Eastern Time on May 12, 2023 to 12:00 p.m. Eastern Time on May 19, 2023 (the “Postponement”) to allow the Company additional time to engage with stockholders. The Company filed a supplement (the “Proxy Supplement”) today to amend the definitive proxy statement, filed on April 21, 2023 (the “Definitive Proxy Statement”) to provide information about, among other things, (i) the postponement of the Special Meeting related to the Definitive Proxy Statement, (ii) the resulting extension of the deadline for delivery of redemption and redemption withdrawal requests from the Company’s stockholders to the Company’s transfer agent, and (iii) the disclosure that, its sponsor, EG Sponsor LLC, or its designees has agreed to loan us, for each one-month period during the Extension, the lesser of (x) $0.04 per public share that remains outstanding (and has not been redeemed) and (y) $160,000.

The record date for determining the Company stockholders entitled to receive notice of and to vote at the Meeting remains the close of business on April 17, 2023 (the “Record Date”). Stockholders as of the Record Date can vote, even if they have subsequently sold their shares. Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Stockholders who have not yet done so are encouraged to vote as soon as possible.

As a result of the Postponement, the previously disclosed deadline of May 10, 2023 (two business days before the Meeting, as originally scheduled) for delivery of redemption requests from the Company’s stockholders to the Company’s transfer agent has been extended to May 17, 2023 (two business days before the postponed Meeting). Stockholders who wish to withdraw their previously submitted redemption requests may ask to do so prior to the postponed Meeting by requesting that the Company’s transfer agent return such shares by 5:00 p.m. Eastern Time on May 17, 2023. Stockholders who do not wish to withdraw their previously submitted redemption requests need not take any further action. If any such stockholders have questions or need assistance in connection with the Meeting, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing EGGF.info@investor.morrowsodali.com.

About EG Acquisition Corp.

EG Acquisition Corp. is a SPAC formed for the purpose of effecting a business combination with one or more businesses. It is sponsored by EnTrust Global and GMF Capital, and raised $225 million in its initial public offering on May 26, 2021.

Founded in 1997 by Chairman and CEO Gregg S. Hymowitz, EnTrust Global is a global investment firm with approximately $18 billion in total assets.1 The firm manages assets for more than 500 institutional investors representing 48 countries. EnTrust has invested nearly $14 billion across approximately 160 transactions in both the private and public sectors, including transportation businesses. GMF Capital, a private investment platform founded by Gary Fegel in 2013, manages more than $1.5 billion in assets and has invested more than $5.5 billion of assets across 100+ transactions since inception, including in blank check companies and aviation industry assets.

At the time of the Company’s initial public offering, the sponsor agreed to not sell its founder shares for a period of three years after the business combination.

[1]	As of January 31, 2023; based on estimates and includes assets under advisement and mandates awarded but not yet funded.

Additional Information

The Company filed the Definitive Proxy Statement with the SEC on April 21, 2023 in connection with the solicitation of proxies for the Special Meeting. This communication does not contain all the information that should be considered concerning the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Definitive Proxy Statement and any amendments thereto, in connection with the Company’s solicitation of proxies for the Special Meeting to be held to approve the Extension Amendment Proposal and the Trust Amendment Proposal as these materials will contain important information. The definitive proxy statement will be mailed to the stockholders of the Company as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the definitive proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

The Company, Sponsor and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of the Company’s directors and officers in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 13, 2023, and the Preliminary Proxy Statement. Stockholders can obtain copies of the Company’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.